Exhibit 10.3
AMENDED AND RESTATED
VOTING AGREEMENT
THIS AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is made as of March 28, 2024 (the “Effective Date”), between, on the one hand, (a) Guess?, Inc., a Delaware Corporation (the “Company”), and, on the other hand, (b) Maurice Marciano, individually (“MM”), and as a trustee of the Maurice Marciano Trust (the “MM Trust”).
RECITALS
WHEREAS, MM and the MM Trust, on the one hand, and the Company, on the other hand, are parties to that certain Voting Agreement dated as of April 12, 2023 (the “Original MM Voting Agreement”), and Paul Marciano, individually (“PM”), and as trustee of the Paul Marciano Trust (the “PM Trust”), on the one hand, and the Company, on the other hand, are parties to that certain Voting Agreement dated as of April 12, 2023 (the “Original PM Voting Agreement”, and together with the Original MM Voting Agreement, the “Original Voting Agreements”);
WHEREAS, the Original Voting Agreements provide that with respect to any Stockholder Action (as defined in the Original Voting Agreements), MM will cause the MM Trust to vote an aggregate number of Common Shares owned by the MM Trust equal to the Excess Shares (as defined in the Original Voting Agreements) in respect of such Stockholder Action, and PM will cause the PM Trust to vote an aggregate number of Common Shares owned by the PM Trust equal to the Excess Shares in respect of such Stockholder Action, in a manner that is in direct proportion to the manner in which the Non-Marciano Voting Shares (as defined in the Original Voting Agreements) are voted (or not voted) in respect of such Stockholder Action, such that, for any such Stockholder Action, the Excess Shares reflect voting results proportionate to such aggregate voting results in such Stockholder Action for the Non-Marciano Voting Shares;
WHEREAS, the number of Excess Shares was capped at 478,324 Common Shares in each of the Original Voting Agreements (the “Original Cap”);
WHEREAS, simultaneously with this Agreement, the Company has approved a share repurchase program pursuant to which the Company may purchase shares of Common Stock in open market purchases, negotiated transactions, or other means from time to time, up to an aggregate of $200 million (the “Repurchase Plan”);
WHEREAS, in anticipation of the Company’s use of the full amount of the Repurchase Plan, MM, PM and the Company desire to amend the Original Cap in each of the Original Voting Agreements to ensure the voting arrangements set forth in the Original Voting Agreements applies with respect to the Excess Shares in excess of 42.75% of the Total Voting Power in any Stockholder Action;
WHEREAS, the Board of Directors of the Company has unanimously approved the Repurchase Plan and the voting arrangements set forth in this Agreement;
WHEREAS, the Board of Directors of the Company approved the Repurchase Plan in reliance upon MM and the MM Trust entering into this Agreement; and

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WHEREAS, the Company, MM and the MM Trust desire to set forth in this Agreement certain terms and conditions regarding the voting rights of MM and the MM Trust with respect to the Excess Shares.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, and intending to be legally bound, the Company, MM and the MM Trust agree as follows:
ARTICLE I
DEFINITIONS
Definitions. For purposes of this Agreement:
“Agreement” has the meaning set forth in the preamble.
“Business Day” means any day, other than Saturday, Sunday or any day that is a legal holiday under the laws of the State of Delaware or is a day on which banking institutions in the State of Delaware are authorized or required by law or other governmental action to close.
“Common Shares” has the meaning set forth in the recitals.
“Company” has the meaning set forth in the preamble.
“Effective Date” has the meaning set forth in the preamble.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), branch office, firm or other enterprise, association, organization or entity.
“Excess Shares” means (a) with respect to any Stockholder Action, such number of shares over which PM and/or MM exercise voting power that would result in PM and/or MM having the right to vote a percentage of the Total Voting Power applicable to such Stockholder Action in excess of the Marciano Threshold Percentage multiplied by (b) 50%; provided, that the number of Excess Shares shall not exceed 1,869,001 Common Shares (subject to adjustment for stock splits, stock dividends, recapitalizations and the like).
“Law” means national, supranational, state, provincial, municipal or local statute, law, resolution, constitution, treaty, ordinance, code, regulation, statute, rule, notice, regulatory requirement, interpretation, agency guidance, order, stipulation, determination, certification standard, accreditation standard, permit, requirement or rule of law (including common law), code or edict issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental authority, including the rules and regulations of any stock exchange.
“Marciano Threshold Percentage” means 42.75% of the Total Voting Power.

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“MM” has the meaning set forth in the preamble.
“MM Trust” has the meaning set forth in the preamble.
“Non-Marciano Voting Shares” means Common Shares other than Common Shares over which PM or MM have sole or shared voting power.
“Notes” has the meaning set forth in the recitals.
“Organizational Documents” means, with respect to any Entity, its certificate of incorporation or formation, memorandum of association, bylaws, agreement of trust or similar organizational documents.
“Person” means any individual, Entity or governmental authority.
“PM” has the meaning set forth in the recitals.
“Repurchase” has the meaning set forth in the recitals.
“Stockholder Action” means any nomination for election as a director of the Company or any proposal, in each case submitted to the holders of Common Shares for approval at any annual or special meeting (however noticed or called).
“Total Voting Power” means the total number of votes that may be cast by the holders of Common Shares on a Stockholder Action if all Common Shares entitled to vote in such Stockholder Action are present and voted.
ARTICLE I
VOTING AGREEMENT
Section 1.1 Voting Agreement. During the term of this Agreement, with respect to any Stockholder Action, MM will cause the MM Trust to vote an aggregate number of Common Shares owned by the MM Trust equal to the Excess Shares in respect of such Stockholder Action in a manner that is in direct proportion to the manner in which the Non-Marciano Voting Shares are voted (or not voted) in respect of such Stockholder Action, such that, for any such Stockholder Action, the Excess Shares shall reflect voting results with respect to “shares voted for”, “shares voted against”, “shares abstained”, “shares withheld”, “broker non-votes” and “shares not present at the meeting” proportionate to such aggregate voting results in such Stockholder Action for the Non-Marciano Voting Shares.
Section 1.2 Voting Information. With respect to any Stockholder Action, the number of Excess Shares, if any, will be determined by the Company as promptly as practicable following the record date established for determining the stockholders of the Company entitled to vote in such Stockholder Action. From time to time before the scheduled date for any such Stockholder Action at the request of MM, the Company will inform MM of the voting tabulations (including, for this purpose, all “shares voted for” or “shares voted against” and all “shares abstained” and “shares withheld”, “broker non-votes” and “shares not present at the meeting”) for such Stockholder Action (it being understood and agreed by the parties that the Company will request the proxy solicitation firm engaged by it, if any, in connection with such Stockholder Action to provide such tabulations directly to MM from time to time as such tabulations are provided to the

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Company) for the purpose of facilitating the agreement of MM to vote the Excess Shares in accordance with the requirements of this Article I.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1    Representations and Warranties of the Company. The Company represents and warrants to MM and the MM Trust that:
(a)The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and assuming due execution and delivery by each of MM and the MM Trust, this Agreement constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally and by general equity principles.
(b)The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Organizational Document of the Company, (ii) violate any applicable Law in any material respect, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding on the Company or (iv) result in the imposition of any lien (other than pursuant to this Agreement) on any asset of the Company (including the Common Shares).
Section 2.2    Representations and Warranties of MM and the MM Trust. Each of MM and the MM Trust represents and warrants to the Company that:
(a)If such party is not an individual, such party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization or formation. Such party has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. If such party is not an individual, the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of such party. This Agreement has been duly and validly executed and delivered by such party and assuming due execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of such party enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally and by general equity principles.
(b)The execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) if such party is not an individual, violate any Organizational Document of such party, (ii) violate any applicable Laws in any material respect, (iii) require any consent or other action by any Person

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under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such party is entitled under any provision of any agreement or other instrument binding on such party or (iv) result in the imposition of any lien (other than pursuant to this Agreement) on any asset of such party (including the Common Shares).
ARTICLE III
MISCELLANEOUS
Section 3.1 Expenses. Except as otherwise specifically provided herein, each party will bear its own costs and expenses incurred in connection with its performance under or compliance with the terms of this Agreement.
Section 3.2 Successors and Assigns. The rights under this Agreement are not assignable without the Company’s written consent (which will not be unreasonably withheld, delayed or conditioned). The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties or their respective successors and permitted assignees any legal or equitable rights, remedies, benefits, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
Section 3.3 Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the internal law of the State of Delaware in all respects (without regard to conflicts of laws rules thereof). The parties hereto agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware, in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 3.5 or in any other manner permitted by law.
Section 3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic signature or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Section 3.5 Notices. All notices, requests, permissions, waivers, and other communications under this Agreement will be in writing and will be deemed to have been duly given, (a) five Business Days following sending if sent by registered or certified mail, postage prepaid, (b) when

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sent if sent by e-mail during the normal business hours of the recipient, or one Business Day after the date sent if sent by e-mail after the normal business hours of the recipient, (c) when delivered, if delivered personally to the intended recipient and (d) one Business Day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:
If to the Company, to:
Guess?, Inc.
1444 South Alameda Street
Los Angeles, CA 90021
Attention: Jason Miller
General Counsel
Email: [_____]

If to MM or the MM Trust:
[_____]

With copies (which will not constitute notice to MM or the MM Trust) to:
McDermott Will & Emery
[_____]

Section 3.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company (if approved by the Board of Directors of the Company), MM and the MM Trust; provided, however, that any provision of this Agreement may be waived by any waiving party on such party’s own behalf, without the consent of any other party. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
Section 3.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision will be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
Section 3.8 Entire Agreement. This Agreement amends and restates the Original MM Voting Agreement in its entirety and constitutes the full and entire understanding and agreement

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among the parties with respect to the subject matter of this Agreement, and any other written or oral agreement relating to the subject matter of this Agreement existing between or among the parties is expressly canceled.
Section 3.10 WAIVER OF JURY TRIAL. EACH PARTY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE COMMON SHARES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
Section 3.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor will it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.
Section 3.11 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed among the parties that, in addition to any other remedy to which they are entitled at law or in equity, in the event of any breach or threatened breach by the Company, on the one hand, or MM and/or the MM Trust, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and MM and/or the MM Trust, on the other hand, will be entitled, without the requirement to post a bond therefor, to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement or to enforce compliance with, the covenants and obligations of the other party under this Agreement. The Company, on the one hand, and MM and/or the MM Trust, on the other hand, shall not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. By seeking the remedies provided for in this Section 3.11, a party will not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages), and nothing set forth in this Section 3.11 will require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 3.11, nor will the commencement of any legal proceeding pursuant to this Section 3.11 or anything set forth in this Section 3.11 restrict or limit any party’s right to pursue any other

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remedies for damages resulting from a breach of this Agreement.
Section 3.12 Further Assurances. The parties will do and perform or cause to be done and performed all such further acts and things and will execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby. The Company, MM and the MM Trust will not voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each will promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations in this Agreement required to be performed by them.
Section 3.13 No Agreement as Director or Officer. Notwithstanding any provision of this Agreement to the contrary, MM has entered into this Agreement in his capacity as a stockholder of the Company and not in his capacity as a director, officer or employee of the Company or any of its subsidiaries. Except as expressly set forth in Section 1.1, nothing in this Agreement shall limit the right of MM or the MM Trust to vote (or cause to be voted), any Common Shares other than the Excess Shares held by the MM Trust.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:
GUESS?, INC.
By:    /s/ Carlos Alberini
Name:    Carlos Alberini
Title:    Chief Executive Officer
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[Signature page to Voting Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

/s/ Maurice Marciano
Maurice Marciano
/s/ Maurice Marciano
Maurice Marciano, as a trustee of the Maurice Marciano Trust, dated February 24, 1986
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[Signature page to Voting Agreement]